SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported) December 31, 2002
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                                Tumbleweed, Inc.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                       333-579231              61-1327945
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)



2301 River Road, Suite 200, Louisville, KY                 40206
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(Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code     502-893-0323
                                                   ----------------------



No change since last report.
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(Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events

         On December 31, 2002, Tumbleweed, Inc. completed an $18.0 million financing package with GE Capital Franchise Finance Corporation. The financing package consolidates all of the Company's outstanding debt and provides approximately $3.0 million for the remodel and expansion of Company restaurants. The debt bears interest at both fixed rates ranging from 8.32% to 8.52% and a variable rate of LIBOR plus 4.20% with terms of 10 to 15 years. The financing package is the culmination of the Company's efforts over the past two years and is a significant step to providing Tumbleweed with financial stability as well as the resources for remodels and expansion.
         In addition to the reopening of the Company-owned Chillicothe location which was destroyed by fire in July 2002, two franchised restaurants, currently under construction , are expected to open in the first quarter of 2003. The Chillicothe location will be the first of the Company's newest prototype building designs to open.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         TUMBLEWEED, INC.

         By:          /s/ Glennon F. Mattingly
         Name:    Glennon F. Mattingly
         Title:   Vice President and Chief Financial Officer

         Date:    January 8, 2003















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